FIRST AMENDMENT TO CONTRIBUTION AGREEMENT

         THIS FIRST AMENDMENT TO CONTRIBUTION AGREEMENT ("First Amendment") is made and executed as of this 16th day of July, 1998 by and between CORPORATE OFFICE PROPERTIES TRUST and CORPORATE OFFICE PROPERTIES, L.P. (collectively, the "Buyer") and the Sellers listed on the signature page to this First Amendment and defined in the Contribution Agreement (collectively, the "Sellers" and each individually, a "Seller").

         A. Sellers and Buyer entered into a Contribution Agreement dated May 14, 1988 pursuant to which Sellers agreed to contribute a property known as Brandon and certain interests in Entities which own certain real estate and a mortgage in Maryland to the Buyer in exchange for cash, the assumption of certain debt, and Common Shares and Convertible Preferred Shares (the "Contribution Agreement"). Capitalized terms used, but not defined, in this First Amendment shall have the meanings given to such terms in the Contribution Agreement.

         B. Sellers and Buyer desire to amend the Contribution Agreement as set forth in this First Amendment.

         NOW, THEREFORE, in consideration of the agreements contained herein and intending to be legally bound hereby, Sellers and Buyer agree as follows:

                  1. Section 6.1 of the Contribution Agreement is hereby deleted in its entirety and the following Section 6.1 is substituted in its place:

           "6.1 First Closing. The assignment and transfer of the Interests, the conveyance of Brandon, and the other transactions contemplated herein with respect to all Sellers except the NBP 135 Sellers and the Woodlands Sellers (the "First Closing") shall be consummated on the date (the "First Closing Date"), after the shareholders of the REIT have approved all of the transactions contemplated by this Agreement, specified by Buyer on not less than seven (7) days notice to Sellers (the "Buyer's Closing Notice"), provided that the First Closing Date shall not be sooner than September 14, 1998, unless mutually agreed upon by Sellers and Buyer, or later than forty-five (45) days after the shareholders of the REIT have approved all of the transactions contemplated by this Agreement. Sellers shall have the right to postpone the First Closing to a date that is up to five (5) days after the First Closing Date specified in Buyer's




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                    Closing Notice by giving Buyer notice
                    of such postponement. If the shareholders of the REIT have not approved the transactions contemplated by this Agreement by October 30, 1998, this Agreement shall terminate and become null and void, the Letter of Credit shall be returned to the Buyer, and the parties shall be released from all liability or obligation to the other. The Closing shall take place at the offices of Saul, Ewing, Remick & Saul LLP, Centre Square West, 1500 Market Street, 38th Floor, Philadelphia, Pennsylvania 19102, or at such other place as may mutually agreed upon by the parties.

                  2. This First Amendment may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same document. Delivery of executed copies of this First Amendment by facsimile transmission shall be deemed effective to amend the Agreement. Each party transmitting such facsimile agrees to promptly deliver an original executed copy of this First Amendment to the other party by recognized overnight courier.

                  3. As amended by this First Amendment, the Contribution Agreement shall remain in full force and effect.

                     [SIGNATURES APPEAR ON FOLLOWING PAGES]


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         IN WITNESS WHEREOF, and intending to be legally bound hereby, Sellers and Buyer have executed this First Amendment on the day and year first above written.

                                     BUYER:

                                     CORPORATE OFFICE PROPERTIES, L.P.

                                     By: Corporate Office Properties Trust,
                                         its sole general partner


                                     By:    /s/ Clay W. Hamlin, III
                                             Clay W. Hamlin, III
                                         President and Chief Executive Officer

WITNESS                             SELLERS:

                                    CONSTELLATION PROPERTIES, INC., a Maryland corporation


    /s/ Roger Waesche, Jr.         By:   /s/ Randall M. Griffin
                                          Randall M. Griffin
                                               President

                                    NBP-I LIMITED PARTNERSHIP, a Maryland
                                    limited partnership

                                    By: Constellation Properties, Inc.,
                                        a Maryland corporation, General Partner


    /s/ Roger Waesche, Jr.         By:     /s/ Randall M. Griffin
                                               Randall M. Griffin
                                                   President

                       [SIGNATURES CONTINUED ON NEXT PAGE]

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                                     NBP-II LIMITED PARTNERSHIP, a Maryland
                                     limited partnership

                                     By: Constellation Properties, Inc.,
                                         a Maryland corporation, General Partner


    /s/  Roger Waesche, Jr.          By:   /s/ Randall M. Griffin
                                             Randall M. Griffin
                                                  President

                                     NBP-IV, LLC, a Maryland limited liability company

                                     By: CPI National Business Park, IV, Inc.,
                                         a Maryland corporation, Member


    /s/  Roger Waesche, Jr.          By:    /s/ Randall M. Griffin
                                            Randall M. Griffin
                                                 President

                                     ST. BARNABAS LIMITED PARTNERSHIP,
                                     a Maryland limited partnership

                                     By: Constellation Properties, Inc.,
                                         a Maryland corporation, General Partner


    /s/  Roger Waesche, Jr.          By:    /s/ Randall M. Griffin
                                            Randall M. Griffin
                                                 President

                                     By:      CPO Constellation Centre, Inc.,
                                              a Maryland corporation,
                                              General Partner


    /s/  Roger Waesche, Jr.          By:       /s/ Randall M. Griffin
                                                 Randall M. Griffin
                                                     President

                       [SIGNATURES CONTINUED ON NEXT PAGE]

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                                   LAUREL TOWER ASSOCIATES LIMITED PARTNERSHIP,
                                   a Maryland limited partnership

                                   By:  Constellation Properties, Inc.,
                                        a Maryland corporation, General Partner


    /s/  Roger Waesche, Jr.        By:       /s/ Randall M. Griffin
                                               Randall M. Griffin
                                                    President

                                   By:  CPO Laurel Towne, Inc.,
                                        a Maryland corporation, General Partner


    /s/ Roger Waesche, Jr.         By:        /s/ Randall M. Griffin
                                              Randall M. Griffin
                                                    President

                                   THREE CENTRE PARK ASSOCIATES LIMITED
                                   PARTNERSHIP, a Maryland limited partnership

                                   By: Constellation Properties, Inc.,
                                       a Maryland corporation, General Partner


    /s/  Roger Waesche, Jr.        By:     /s/ Randall M. Griffin
                                              Randall M. Griffin
                                                   President

                                   By: CPO Three Centre Park, Inc., a Maryland
                                       corporation, General Partner


    /s/  Roger Waesche, Jr.        By:       /s/ Randall M. Griffin
                                              Randall M. Griffin
                                                   President

                       [SIGNATURES CONTINUED ON NEXT PAGE]

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                                   BROWN'S WHARF LIMITED PARTNERSHIP, a Maryland
                                   limited partnership

                                   By: Constellation Properties, Inc.,
                                       a Maryland corporation, General Partner


    /s/  Roger Waesche, Jr.        By:      /s/ Randall M. Griffin
                                             Randall M. Griffin
                                                  President

                                   By: CPI Brown's Wharf, Inc., a Maryland
                                       corporation, General Partner


    /s/  Roger Waesche, Jr.        By:       /s/ Randall M. Griffin
                                                Randall M. Griffin
                                                    President

                                   CRANBERRY-140 LIMITED PARTNERSHIP, a Maryland limited partnership

                                   By:  Constellation Properties, Inc.,
                                        a Maryland corporation, General Partner


    /s/ Roger Waesche, Jr.         By:      /s/ Randall M. Griffin
                                              Randall M. Griffin
                                                  President

                                   TRED LIGHTLY LIMITED LIABILITY COMPANY,
                                   a Maryland limited company

                                   By:  CPI Tred Avon, Inc., a Maryland
                                        corporation, Member


    /s/  Roger Waesche, Jr.        By:     /s/ Randall M. Griffin
                                           Randall M. Griffin
                                                 President

                       [SIGNATURES CONTINUED ON NEXT PAGE]

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                                   CONSTELLATION GATESPRING, LLC, a Maryland
                                   limited partnership

                                   By:  CPI Gatespring, Inc., a Maryland
                                        corporation, Member


    /s/  Roger Waesche, Jr.        By:      /s/ Randall M. Griffin
                                                Randall M. Griffin
                                                    President

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